UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) March 9, 2012

                              CASEY CONTAINER CORP
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                     333-140445               20-5619324
(State of Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)

7255 East Alfredo Drive, Scottsdale, AZ                            85258
(Address of Principal Executive Offices)                        (Zip Code)

                                  602-819-4181
              (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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                                TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

ITEM 8.01 OTHER EVENTS

At the request of Crown Endeavors Global Limited (CEG) and its affiliate Crown Hospitality Group, LLC, Casey Container has agreed to extend the due date of its $4 million Funding Agreement that was due to close on February 29, 2012 as originally reported on February 7th, 2012. Based on the revised amendment, the new due date is on or before March 12th, 2012. The delay is the result of international and governmental banking procedures. Because the funding is coming from outside the United States, additional time is needed to accommodate regulatory procedures. The Company is confident that extending the due date will allow sufficient time to complete all necessary procedures for the transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit
Number         Description
------         -----------

99.1             Letter

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CASEY CONTAINER, CORP.


Date: March 9, 2012                    By: /s/ Martin R Nason
                                           -------------------------------------
                                       Name:  Martin R Nason
                                       Title: President & CEO

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